Exhibit 99.1

Press Release

BD Announces Results of Offer to Repurchase its 3.000% Notes Due 2026

FRANKLIN LAKES, N.J., March 1, 2018 -- BD (Becton, Dickinson and Company) (NYSE: BDX) announced today the results of its previously announced offer to repurchase (the “Offer”) any and all of its outstanding 3.000% Notes due May 15, 2026 (the “Notes”) in accordance with the terms and conditions set forth in the offer to repurchase, dated January 8, 2018 (the “Offer to Repurchase”). The Offer expired at 5:00 p.m., New York City time, on March 1, 2018 (the “Expiration Date”).

As of the Expiration Date, a total of $460,687,000 aggregate principal amount of Notes were validly tendered and not validly withdrawn, representing approximately 98.04% of the total outstanding aggregate principal amount of Notes. Pursuant to the terms of the Offer, holders who validly tendered and did not validly withdraw their Notes prior to the Expiration Date are entitled to receive cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, which is equivalent to $1,015.58 per $1,000 principal amount of Notes tendered. The settlement date of the Offer is expected to occur on March 6, 2018.

The tender and information agent for the Offer is Global Bondholder Services Corporation. Questions regarding the Offer may be directed to Global Bondholder Services Corporation at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Offer was made solely pursuant to the Offer to Repurchase, and only to such persons and in such jurisdictions as is permitted under applicable law.

FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements generally are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the expected timing of completion of the Offer and other statements that are not historical facts. These statements are based on the current expectations of BD management and are not predictions of actual performance.

These statements are subject to a number of risks and uncertainties regarding BD’s business and performance, including in relation to the consummation of the Offer. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the timely settlement of the Offer as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this announcement. BD undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

BD
Monique Dolecki, Investor Relations – (201) 847-5378
Kristen Cardillo, Corporate Communications – (201) 847-5657